UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2020 (July 16, 2020)

Aramark

(Exact Name of Registrant Specified in Charter)

Delaware	001-36223	20-8236097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 238-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ARMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2020, Aramark (“Aramark”) entered into amended and restated Agreements Relating to Employment and Post-Employment Competition between Aramark and each of John J. Zillmer, its Chief Executive Officer, Thomas Ondrof, its Executive Vice President and Chief Financial Officer, Lynn B. McKee, its Executive Vice President, Human Resources, Keith Bethel, its Chief Growth Officer, and Lauren A. Harrington, its Senior Vice President and General Counsel (such agreements, the “Noncompete Agreements”, and as amended and restated, the “Amended Agreements”).

The Amended Agreements provide that:

•	In the case of Mr. Zillmer, in addition to the two years of base salary continuation and healthcare continuation amounts that Mr. Zillmer would, as originally provided under his Noncompete Agreement, be entitled to receive upon a termination of employment (a) by Aramark without “cause” (as originally defined in his Noncompete Agreement) or (b) by Mr. Zillmer for “good reason” (as originally defined in his Noncompete Agreement), other than within the two-year period following a “change of control” (as originally defined in his Noncompete Agreement), Mr. Zillmer will be entitled to receive: (1) a prorated annual bonus payment for the year of termination based on actual performance under Aramark’s applicable annual bonus plan in respect of the fiscal year in which termination of employment occurs (or, if greater, the actual bonus payable under such plan), payable at the same time annual bonuses would have otherwise been paid had such termination of employment not occurred (the “Prorated Bonus”); and (2) a payment equal to two times Mr. Zillmer’s target annual bonus under Aramark’s applicable annual bonus plan, payable in equal installments during the applicable severance pay period. Mr. Zillmer’s Amended Agreement also continues to provide Mr. Zillmer with the same payments and benefits (a lump sum payment equal to two and one-half years of base salary, a lump sum payment equal to two and one-half times Mr. Zillmer’s target bonus, a prorated target bonus for the year of termination, and benefits continuation for thirty months) as the original Noncompete Agreement had provided upon a termination of employment by Aramark without “cause” or by him for “good reason” (as originally defined in his Noncompete Agreement) within the two-year period following a “change of control”.

•	In the case of Mmes. McKee and Harrington, in addition to the eighteen months of base salary continuation and healthcare continuation benefits that both Mmes. McKee and Harrington would, as originally provided under the Noncompete Agreements, be entitled to receive upon a termination of employment by Aramark without “cause” (as originally defined in the Noncompete Agreements) other than within the two-year period following a “change of control”, Mmes. McKee and Harrington will be entitled to receive: (a) a Prorated Bonus; (b) a payment equal to one and one-half times the executive’s target annual bonus under Aramark’s applicable annual bonus plan, payable in equal installments during the applicable severance pay period; and (c) reimbursement for professional outplacement services incurred during the applicable severance pay period, in an amount not to exceed 10% of the executive’s base salary at the time of termination of employment. The Amended Agreements also continue to provide Mmes. McKee and Harrington the same payments and benefits (two years of base salary continuation, an amount equal to two times the executive’s target bonus, paid in installments over two years, a prorated target bonus for the year of termination, and benefits continuation for two years) as the original Noncompete Agreements had provided upon a termination of employment by Aramark without “cause” or by the executives for “good reason” (as originally defined in the Noncompete Agreements) within the two-year period following a “change of control”. In exchange for the cash severance payments described above, Ms. McKee has agreed to forego the following legacy entitlements under her Noncompete Agreement: (1) the additional lump sum severance payment equal to 18 months of base salary if she terminated without “cause” or for “good reason” within the two-year period following a change in control and (2) her “golden parachute” excise tax gross-up protection.

•	In the case of Mr. Ondrof, under his Amended Agreement, in addition to the eighteen months of base salary continuation and healthcare continuation benefits that he would, as originally provided under his Noncompete Agreement, be entitled to receive upon a termination of employment by Aramark without “cause” (and, solely for healthcare continuation benefits, also upon his resignation following the first anniversary of his date of hire) other than within the two-year period following a “change of control”, he would be entitled to the same payments and benefits as Mmes. McKee and Harrington are provided in their Amended Agreements, including those payments and benefits upon a termination of employment by Aramark without “cause” (as originally defined in the Noncompete Agreements) or by the executives for “good reason” (as originally defined in the Noncompete Agreements) within the two-year period following a “change of control”.

•	In the case of Mr. Bethel, under his Amended Agreement, upon a termination of employment by Aramark without “cause” (as originally defined in the Noncompete Agreements) other than within the two-year period following a “change of control”, he would be entitled to the same payments and benefits as Mmes. McKee and Harrington and Mr. Ondrof (except for Mr. Ondrof’s healthcare continuation benefit described above) are provided in their Amended Agreements, in addition to those payments and benefits upon a termination of employment by Aramark without “cause” (as originally defined in the Noncompete Agreements) or by the executives for “good reason” (as originally defined in the Noncompete Agreements) within the two-year period following a “change of control”.

•	For Mr. Zillmer, in the event he provides at least 6 months’ notice that he intends to retire from Aramark on or after October 7, 2024, and Mr. Zillmer’s employment is terminated by the Company without “cause” or by Mr. Zillmer for “good reason” during this notice period, he would be entitled to continued payment of base salary, benefits, and a prorated bonus (as described above) calculated based on employment through the last day of the applicable notice period, as well as continued vesting of outstanding Company equity-based awards during the applicable notice period, but would not be entitled to any other severance payments or benefits. In addition, in connection with Mr. Zillmer’s Amended Agreement, Mr. Zillmer’s outstanding Company stock option, restricted stock and performance stock unit award agreements have each been amended and restated (collectively, the “Amended Equity Agreements”) to provide that (a) if he retires with 6 months’ notice on or after October 7, 2024, any of his then outstanding equity awards will continue to vest over the applicable remaining vesting periods of any such awards (with stock options to remain exercisable until their applicable expiration date), and (b) if he dies at any time while employed with us, all then outstanding options and restricted stock units will immediately vest (with stock options to remain exercisable until the first anniversary of death), and any then outstanding performance stock units will remain outstanding and eligible to vest during the regularly scheduled performance period, subject in the case of performance-based awards to actual achievement of the relevant performance goals.

•	For each of Messrs. Ondrof and Bethel and Mmes. McKee and Harrington, in the event the executive provides at least 12 months’ notice that he or she intends to retire from Aramark at or after the date the executive attains age 62 with five years of employment with Aramark and the executive’s employment is terminated by the Company without “cause” during this notice period and other than within two years following a “change of control”, the executive would be entitled to continued payment of base salary, benefits, and a prorated bonus (as described above) calculated based on employment through the last day of the applicable notice period, as well as continued vesting of outstanding Company equity-based awards during the applicable notice period, but would not be entitled to any other severance payments or benefits.

•	All payments and benefits remain subject to the executive executing a release of claims against Aramark and complying with certain post-termination restrictive covenants.

As of July 16, 2020, assuming annual bonuses are payable at target and termination occurs on the last day of the current fiscal year other than during the two years following a “change of control”, the cash severance entitlements (inclusive of prorated annual bonus) payments would total (i) for Mr. Zillmer, $9,505,280, (ii) for Ms. McKee, $2,986,735, (iii) for Ms. Harrington, $1,906,510, (iv) for Mr. Ondrof, $3,445,060, and (v) for Mr. Bethel, $1,906,510.

Except as described above, the Amended Agreements and Amended Equity Agreements have the same material terms and conditions as were in effect prior to the date of the Amended Agreements and Amended Equity Agreements, which terms and conditions are summarized in Aramark’s Definitive Proxy Statement on Schedule 14A for its 2020 Annual Meeting of Shareholders filed with the U.S. Securities and Exchange Commission on December 20, 2019.

The foregoing summary description of the Amended Agreements and Amended Equity Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Agreements, which are attached as Exhibits 10.1 through 10.5, and of the Amended Equity Agreements, which are attached as Exhibits 10.6 through 10.8, and which are each incorporated into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Amended and Restated Agreement Relating to Employment and Post-Employment Competition dated July 16, 2020 between Aramark and John J. Zillmer.

10.2	Amended and Restated Agreement Relating to Employment and Post-Employment Competition dated July 16, 2020 between Aramark and Thomas Ondrof.

10.3	Amended and Restated Agreement Relating to Employment and Post-Employment Competition dated July 16, 2020 between Aramark and Lynn B. McKee.

10.4	Amended and Restated Agreement Relating to Employment and Post-Employment Competition dated July 16, 2020 between Aramark and Keith Bethel.

10.5	Amended and Restated Agreement Relating to Employment and Post-Employment Competition dated July 16, 2020 between Aramark and Lauren A. Harrington.

10.6	Amended and Restated Form of Non-Qualified Stock Option Award dated July 16, 2020 between Aramark and John J. Zillmer.

10.7	Amended and Restated Restricted Stock Unit Award (Time Vesting) dated July 16, 2020 between Aramark and John J. Zillmer.

10.8	Amended and Restated Form of Performance Stock Unit Award dated July 16, 2020 between Aramark and John J. Zillmer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK

By:	/s/ Lauren A. Harrington
Name:	Lauren A. Harrington
Title:	Senior Vice President and General Counsel

Dated: July 17, 2020